UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2014

HANMI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30421	95-4788120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3660 Wilshire Boulevard, Penthouse Suite A Los Angeles, California		90010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a) On March 26, 2014, the board of directors of Hanmi Financial Corporation, a Delaware corporation (the “Company”) adopted an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) which provides for majority voting in uncontested director elections. In contested elections, where the number of nominees is greater than the number of directors to be elected, directors will continue to be elected by plurality vote. The amendment also includes a resignation provision which requires that any incumbent director who is not elected by a plurality of votes cast in a contested election must tender his or her resignation for consideration by the Nominating and Corporate Governance and Compensation Committee of the Company’s board of directors. The amendment is effective as of March 26, 2014.

The foregoing summary description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

3.1	Third Amendment to Amended and Restated Bylaws of Hanmi Financial Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANMI FINANCIAL CORPORATION (Registrant)

March 28, 2014 (Date)	/s/ C. G. Kum C. G. Kum President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amendment to Amended and Restated Bylaws of Hanmi Financial Corporation.